Exhibit 99.1

N e w s R e l e a s e QUICKSILVER RESOURCES INC. 801 Cherry Street Fort Worth, TX 76102 www.qrinc.com

Quicksilver Resources Reports 2010 Fourth-Quarter and Full-Year Results
FORT WORTH, TEXAS (February 28, 2011) — Quicksilver Resources Inc. (NYSE: KWK) today reported net income of $318.3 million ($1.77 per diluted share) in the 2010 fourth quarter as compared to net income of $32.5 million ($0.19 per diluted share) in the prior-year period. For all of 2010, the company reported net income of $435.1 million ($2.45 per diluted share) as compared to a net loss of $557.5 million (a loss of $3.30 per diluted share) for 2009.
Fourth-quarter 2010 adjusted net income, a non-GAAP financial measure, was $30.0 million ($0.18 per diluted share), as compared to adjusted net income of $47.3 million ($0.27 per diluted share) in the 2009 period. Adjusted net income for full-year 2010 was $119.9 million ($0.70 per diluted share) as compared to $148.4 million ($0.86 per diluted share) for the prior year. Details of adjusted net income are included in the tables at the end of this news release.
2010 Highlights
•	Produced record volumes of 355 MMcfe per day — up 9% year-over-year
•	Increased reserves 20% to 2.9 Tcfe — 68% are proved developed
•	Replaced 475% of production
•	Reduced lease operating expense to $0.65 per Mcfe — down 3% year-over-year
•	Acquired additional interests in core properties at Lake Arlington and Horseshoe Canyon
•	Proved additional Horn River acreage potential
•	Completed divestment of all interests in Quicksilver Gas Services
•	Increased exposure to high-potential oil plays
•	Self-funded all capital investments
•	Reduced total debt by $537 million — total debt of $0.65 per Mcfe of proved reserve
Production
Production averaged a record 389.2 million cubic feet of natural gas equivalent (MMcfe) per day during the fourth quarter, up 20% from the prior-year quarter. For full-year 2010, production averaged 355.2 MMcfe per day, up 9% from the 2009 total. The increase in production was primarily driven by higher volumes from the Barnett Shale. The 2010 production volumes were comprised 79% from natural gas, 20% from natural gas liquids (NGLs) and 1% from crude oil and condensate.
Revenue and Expenses
Sales of natural gas, NGLs and crude oil for the fourth quarter of 2010 were $224.9 million, up 4% from $215.5 million in the prior-year quarter. Sales of natural gas, NGLs and crude oil totaled $856.3 million for full-year 2010, up approximately 7% from 2009. The increase in product sales was primarily derived from the 9% increase in production volumes coupled with increased realized prices for NGLs and crude oil, which were offset in part by lower realized prices on natural gas.
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Unit lease operating expense declined $0.05 per thousand cubic feet of natural gas equivalents (Mcfe) to $0.62 per Mcfe in the fourth quarter of 2010 and averaged $0.65 per Mcfe for full-year 2010, down 3% from the 2009 rate. Unit gathering, processing and transportation expense was $1.20 per Mcfe and $0.73 per Mcfe for the fourth quarter and full year of 2010, respectively. Both periods reflect the higher reported costs of these activities following the sale of the company’s interests in Quicksilver Gas Services on October 1, 2010.
Impact from BreitBurn Ownership
For the 2010 fourth quarter, Quicksilver reported a loss of $1.9 million attributable to the company’s approximate 29% interest in BreitBurn Energy Partners L.P.’s (Nasdaq: BBEP) third-quarter 2010 results, including losses of approximately $9.5 million from derivatives. During the fourth quarter of 2010, Quicksilver received approximately $6.1 million in cash distributions associated with its ownership of BreitBurn units. For full-year 2010, Quicksilver received $20.9 million in distributions and an additional $18 million related to the settlement of the BreitBurn litigation.
Total Debt
At December 31, 2010, the company’s total debt was approximately $1.9 billion, a reduction of approximately $537 million from year-end 2009. Total debt per proved reserve equivalent has been reduced to $0.65 per Mcfe. Currently, Quicksilver Resources has approximately $836 million available under its $1 billion senior secured revolving credit facility.
Operational Update
In the Barnett Shale, the company drilled 20 (17.8 net) operated wells and connected 38 (27.3 net) operated wells to sales during the fourth quarter. For full-year 2010, the company drilled 96 (81.6 net) operated wells and connected 116 (93.2 net) operated wells to sales. At year end 2010, Quicksilver had an inventory of 121 operated wells that were drilled but uncompleted in the Barnett Shale.
During 2010 in the Horseshoe Canyon area of Alberta, Canada, the company drilled 14 (9.9 net) wells and connected 54 (36.6 net) wells to sales lines. As previously announced, in October 2010, Quicksilver acquired interests in an additional 47,000 gross (21,700 net) acres in the Joffre area of the Horseshoe Canyon, where the company already operates. The $22 million acquisition included approximately 23 billion cubic feet of proved developed natural gas reserves and net production of approximately 5 million cubic feet (MMcf) per day of natural gas.
In the Horn River Basin of northeast British Columbia, Quicksilver has now drilled six horizontal wells into the Muskwa and Klua formations and four wells have commenced production. The company expects to finish drilling activities on two additional Muskwa wells before spring break-up begins in late March. In addition the company has drilled its first horizontal well into the Exshaw formation. Completion activities on the most recent four Muskwa wells and Exshaw well are anticipated to begin this summer.
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Capital
During the fourth quarter of 2010, the company incurred capital costs of approximately $180 million. This resulted in total capital costs for the year of approximately $588 million, of which approximately 77% was associated with drilling and completion activities, approximately 13% for midstream activities, approximately 8% for acreage purchases and approximately 2% for other assets. In addition, the company completed acquisitions totaling $147 million for additional interests in the Lake Arlington project in the Barnet Shale and the Joffre property in Horseshoe Canyon.
First-Quarter 2011 Outlook
First-quarter 2011 production volume is expected to average in the range of 390 MMcfe to 400 MMcfe per day. Average unit expenses, on a Mcfe basis, are expected as follows:

• Lease operating expense	$.59 - $ .64
• Gathering, processing & transportation	1.22 - 1.27
• Production taxes	.24 - .26
• General and administrative	.57 - .60
• Depletion, depreciation & accretion	1.45 - 1.50
The company has hedges in place to cover approximately 64% of expected production for the first quarter of 2011. A total of 190 MMcf per day of natural gas is covered by collars with a weighted-average floor price of $5.95 per thousand cubic feet (Mcf) and 10,500 barrels per day of NGLs are covered by fixed-price swaps with a weighted-average price of $38.84 per barrel for the first quarter and full year of 2011.
Conference Call
The company will host a conference call to discuss fourth-quarter and full-year 2010 operating and financial results and its outlook for the future at 11:00 a.m. eastern time today.
Quicksilver invites interested parties to listen to the call via the company’s website at www.qrinc.com or by calling 1-877-313-7932, using the conference ID number 33138903, approximately 10 minutes before the call. A digital replay of the conference call will be available at 3:00 p.m. Eastern time the same day, and will remain available for 30 days. The replay can be dialed at 1-800-642-1687 and reference should be made to the conference ID number 33138903. The replay will also be archived for 30 days on the company’s website.
Use of Non-GAAP Financial Measure
This news release and the accompanying schedule include the non-generally accepted accounting principles (“non-GAAP”) financial measure of adjusted net income. The accompanying schedule provides reconciliations of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our non-GAAP financial measure should not be considered as an alternative to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.
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About Quicksilver Resources
Fort Worth, Texas-based Quicksilver Resources is an independent oil and gas company engaged in the exploration, exploitation, development and acquisition of oil and gas, primarily from unconventional reservoirs including gas from shales, coal beds and tight sands in North America. The company has U.S. offices in Fort Worth, Texas; Glen Rose, Texas and Cut Bank, Montana. Quicksilver’s Canadian subsidiary, Quicksilver Resources Canada Inc., is headquartered in Calgary, Alberta. For more information about Quicksilver Resources, visit www.qrinc.com.
Forward-Looking Statements
The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although these statements reflect the current views, assumptions and expectations of Quicksilver Resources’ management, the matters addressed herein are subject to numerous risks and uncertainties, which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Factors that could result in such differences or otherwise materially affect Quicksilver Resources’ financial condition, results of operations and cash flows include: changes in general economic conditions; fluctuations in natural gas, natural gas liquids and crude oil prices; failure or delays in achieving expected production from exploration and development projects; uncertainties inherent in estimates of natural gas, natural gas liquids and crude oil reserves and predicting natural gas, natural gas liquids and crude oil reservoir performance; effects of hedging natural gas, natural gas liquids and crude oil prices; fluctuations in the value of certain of our assets and liabilities; competitive conditions in our industry; actions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters, customers and counterparties; changes in the availability and cost of capital; delays in obtaining oilfield equipment and increases in drilling and other service costs; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing or future litigation; failure to receive a proposal for a transaction to pursue strategic alternatives for us or that any transaction will be approved or consummated; costs and expenses associated with our consideration of potential strategic alternatives, including without limitation, any related litigation expense; as well as, other factors disclosed in Quicksilver Resources’ filings with the Securities and Exchange Commission. The forward-looking statements included in this news release are made only as of the date of this news release, and we undertake no obligation to update any of these forward-looking statements to reflect subsequent events or circumstances except to the extent required by applicable law.
# # #
Media Contact:
          Tom Johnson
          Chuck Dohrenwend
          The Abernathy MacGregor Group
          (212) 371-5999

Investor Contact:
          Rick Buterbaugh
          (817) 665-4835
KWK 11-03
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QUICKSILVER RESOURCES INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
In thousands, except for per share data — Unaudited

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenue
Natural gas, NGL and oil	$224,850	$215,542	$856,349	$796,698
Sales of purchased natural gas	14,062	12,473	64,089	23,654
Other	991	6,090	7,893	12,383

Total revenue	239,903	234,105	928,331	832,735

Operating expenses
Lease operating expenses	22,323	19,931	84,836	79,027
Gathering, processing and transportation expense	42,928	14,846	94,008	48,688
Production and ad valorem taxes	7,614	5,444	34,156	23,881
Costs of purchased natural gas	13,620	18,612	65,321	30,158
Other operating expenses	978	1,347	4,522	6,684
Depletion, depreciation and accretion	52,635	46,177	202,603	201,387
Impairment expense	16,466	12,414	47,997	979,540
General and administrative expense	18,362	17,791	80,107	77,243

Total expense	174,926	136,562	613,550	1,446,608
Gain on sale of KGS	473,204	—	473,204	—

Operating income (loss)	538,181	97,543	787,985	(613,873)
Income from earnings of BBEP	(1,880)	(1,971)	22,323	75,444
Impairment of investment in BBEP	—	—	—	(102,084)
Other income (expense) — net	8,078	(503)	75,724	(1,242)
Interest expense	(46,182)	(45,200)	(188,353)	(195,101)

Income (loss) before income taxes	498,197	49,869	697,679	(836,856)
Income tax (expense) benefit	(181,317)	(9,508)	(252,886)	291,617

Net income (loss)	316,880	40,361	444,793	(545,239)
Net income attributable to noncontrolling interests	1,395	(7,823)	(9,724)	(12,234)

Net income (loss) attributable to Quicksilver	$318,275	$32,538	$435,069	$(557,473)

Earnings (loss) per common share — basic	$1.87	$0.19	$2.56	$(3.30)
Earnings (loss) per common share — diluted	$1.77	$0.19	$2.45	$(3.30)
Basic weighted average shares outstanding	170,283	169,275	170,186	169,004
Diluted weighted average shares outstanding	180,978	180,894	180,804	169,004
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QUICKSILVER RESOURCES INC.
CONSOLIDATED BALANCE SHEETS
In thousands, except share data — Unaudited

	December 31, 2010	December 31, 2009
ASSETS
Current assets
Cash and cash equivalents	$54,937	$1,037
Accounts receivable — net of allowance for doubtful accounts	63,380	63,738
Derivative assets at fair value	89,205	97,957
Other current assets	30,650	54,652

Total current assets	238,172	217,384
Investments in equity affiliates	83,341	112,763
Property, plant and equipment — net
Oil and gas properties, full cost method (including unevaluated costs of
$314,543 and $458,037, respectively)	2,844,919	2,338,244
Other property and equipment	222,926	204,601

Property, plant and equipment — net	3,067,845	2,542,845
Assets of midstream operations held for sale	27,178	548,508
Derivative assets at fair value	57,557	14,427
Deferred income taxes	—	133,051
Other assets	38,241	43,904

	$3,512,334	$3,612,882

LIABILITIES AND EQUITY
Current liabilities
Current portion of long-term debt	$143,478	$—
Accounts payable	167,857	149,766
Accrued liabilities	122,904	153,598
Derivative liabilities at fair value	—	395
Current deferred tax liability	28,861	51,675

Total current liabilities	463,100	355,434

Long-term debt	1,746,716	2,302,123
Liabilities of midstream operations held for sale	1,431	148,191
Asset retirement obligations	56,235	48,472
Other liabilities	28,461	20,691
Deferred income taxes	156,983	41,149
Commitments and contingencies
Equity
Preferred stock, par value $0.01, 10,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 400,000,000 shares authorized, and
175,524,816 and 174,469,836 shares issued, respectively	1,755	1,745
Paid in capital in excess of par value	714,869	730,265
Treasury stock of 5,050,450 and 4,704,448 shares, respectively	(41,487)	(36,363)
Accumulated other comprehensive income	130,187	121,336
Retained earnings (deficit)	254,084	(180,985)

Quicksilver stockholders’ equity	1,059,408	635,998
Noncontrolling interests	—	60,824

Total equity	1,059,408	696,822

	$3,512,334	$3,612,882

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QUICKSILVER RESOURCES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands — Unaudited

	For the Year Ended December 31,
	2010	2009
Operating activities:
Net income (loss)	$444,793	$(545,239)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion, depreciation and accretion	202,603	201,387
Impairment expense	47,997	979,540
Deferred income tax expense (benefit)	179,715	(291,414)
Non-cash (gain) loss from hedging and derivative activities	(58,892)	6,756
Gain on sale of KGS	(473,204)	—
Divestiture expenses	2,555	—
Stock-based compensation	25,990	20,815
Non-cash interest expense	17,226	45,532
Gain on disposition of BBEP units	(57,584)	—
Income from BBEP in excess of cash distributions	(1,417)	(64,344)
Impairment of investment in BBEP	—	102,084
Other	(168)	747
Changes in assets and liabilities
Accounts receivable	(9,501)	77,527
Derivative assets at fair value	30,816	54,896
Prepaid expenses and other assets	6,364	3,061
Accounts payable	33,957	(12,320)
Income taxes payable	4,611	60
Accrued and other liabilities	1,859	33,215

Net cash provided by operating activities	397,720	612,303

Investing activities:
Purchases of property, plant and equipment	(695,114)	(693,838)
Proceeds from sale of KGS	699,973	—
Proceeds from sale of BBEP units	34,016	—
Proceeds from sale of properties and equipment	9,953	220,974

Net cash provided (used) by investing activities	48,828	(472,864)

Financing activities:
Issuance of debt	690,058	1,420,727
Repayments of debt	(1,031,736)	(1,649,630)
Debt issuance costs paid	(3,111)	(32,472)
Gas Purchase Commitment assumed	—	58,294
Gas Purchase Commitment repayments	(44,119)	(14,175)
Issuance of KGS common units — net of offering costs	11,054	80,729
Distributions paid on KGS common units	(13,550)	(9,925)
Proceeds from exercise of stock options	1,801	4,046
Excess tax benefits on exercise of stock options	3,513	—
Taxes paid on vesting of KGS equity compensation	(1,144)	(63)
Purchase of treasury stock	(4,910)	(922)

Net cash provided (used) by financing activities	(392,144)	(143,391)

Effect of exchange rate changes in cash	(1,252)	2,889

Net increase (decrease) in cash	53,152	(1,063)
Cash and cash equivalents at beginning of period	1,785	2,848

Cash and cash equivalents at end of period	$54,937	$1,785

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QUICKSILVER RESOURCES INC.
Unaudited Selected Operating Results

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Average Daily Production:
Natural Gas (Mcfd)	312,050	244,621	278,532	235,725
NGL (Bbld)	12,095	12,331	11,946	13,635
Oil (Bbld)	766	955	830	1,165
Total (Mcfed)	389,214	324,337	355,185	324,526
Average Realized Price:
Natural Gas (per Mcf)	$6.38	$7.46	$6.86	$7.42
NGL (per Bbl)	$32.46	$36.60	$31.46	$27.32
Oil (per Bbl)	$77.16	$68.79	$71.90	$51.85
Total (Mcfe)	$6.28	$7.22	$6.61	$6.73
Expense per Mcfe:
Lease operating expense:
Cash expense	0.60	0.65	0.63	0.64
Equity compensation	0.02	0.02	0.02	0.03

Total lease operating expense	$0.62	$0.67	$0.65	$0.67
GPT expense	$1.20	$0.50	$0.73	$0.41
Production and ad valorem taxes	$0.21	$0.18	$0.26	$0.20
Depletion, depreciation and accretion	$1.47	$1.55	$1.56	$1.70
General and administrative expense:
Cash expense	$0.31	$0.46	$0.43	$0.47
Litigation settlement	—	—	0.02	0.04
Equity compensation	0.20	0.14	0.17	0.14

Total general and administrative expense	$0.51	$0.60	$0.62	$0.65
QUICKSILVER RESOURCES INC.
Production, on a million cubic feet of natural gas equivalent (MMcfe) per day basis, by operating area

	Three Months Ended December 31,			Year Ended December 31,
	2010	2009	Change	2010	2009	Change
Barnett Shale	309.3	251.0	23%	281.9	254.2	11%
Other U.S.	3.4	3.9	(13)%	4.1	3.4	21%

Total U.S.	312.7	254.9	23%	286.0	257.6	11%

Horseshoe Canyon	62.8	63.8	(2)%	61.2	64.9	(6)%
Horn River	13.7	5.6	145%	8.0	2.0	300%

Total Canada	76.5	69.4	10%	69.2	66.9	3%

Total Company	389.2	324.3	20%	355.2	324.5	9%

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QUICKSILVER RESOURCES INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME
In thousands, except per share data — Unaudited

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Net income (loss)	$318,275	$32,538	$435,069	$(557,473)

Adjustments
Gain on sale of KGS	(473,204)	—	(473,204)	—
Impairment of assets	16,466	12,414	47,997	979,540
Impairment of investment in BBEP	—	—	—	102,084
Crestwood Transaction expenses	2,186	—	4,746	—
Equity portion of BBEP impairment of E&P properties	—	—	—	35,044
Equity portion of early settlement of hedges from BBEP	—	—	—	(28,602)
Equity portion of interest rate derivatives from BBEP	(429)	1,534	(1,964)	8,375
Equity portion of commodity derivatives from BBEP	9,978	4,707	7,099	(73,956)
Equity portion of (gain) loss from sale of properties from BBEP	(117)	2,213	262	2,213
BBEP settlement	—	—	(18,000)	—
Gain on BBEP units sold and conveyed	(7,734)	—	(57,584)	—
Unrealized valuation gain on Gas Purchase Commitment	(666)	—	(6,625)	—
Debt termination-related expenses	—	—	—	27,122
Legal settlement	250	—	2,650	5,000

Total adjustments before income tax expense	(453,270)	20,868	(494,623)	1,056,820
Income tax expense for above adjustments	165,022	(6,062)	179,495	(350,958)

Total adjustments after tax	(288,248)	14,806	(315,128)	705,862

Adjusted net income	$30,027	$47,344	$119,941	$148,389

Adjusted net income per common share — Diluted	$0.18	$0.27	$0.70	$0.86
Diluted weighed average common shares outstanding	180,978	180,894	180,804	179,617
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